UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously Paid:
	(2)	Form, schedule or registration statement No.:
	(3)	Filing party:
	(4)	Date filed:

TICC UrgES Stockholders to Protect Their DISTRIBUTION AND Investment BY VotING Against TSLX’s Proposals

Sends Letter to Stockholders Urging them to Vote WHITE Proxy Card Today

GREENWICH, CT – July 28, 2016 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today sent a letter to stockholders explaining the Company’s current distribution policy, and the value it creates for stockholders, and urging stockholders to reject TPG Specialty Lending Inc’s (TSLX) self-serving campaign by voting “FOR” the Company’s proposals on the WHITE proxy card.

The full text of the letter is as follows:

July 28, 2016

TICC COMMITTED TO MAINTAINING CURRENT DISTIBUTION POLICY

PROTECT YOUR INVESTMENT – VOTE THE WHITE CARD TODAY

Vote AGAINST Termination of Investment Advisory Agreement (PROPOSAL 4)

VOTE FOR THE RE-ELECTION OF TONIA L. PANKOPF (PROPOSAL 1)

Dear Fellow Stockholder:

As we move closer to TICC’s Annual Meeting – scheduled for September 2, 2016 – it is critical that you vote to protect your investment and preserve TICC’s distribution policy. WE URGE YOU TO VOTE THE ENCLOSED WHITE PROXY CARD TODAY

TICC Management has a proven track record – reject TSLX’s effort to replace TICC Management by voting AGAINST the termination of the investment advisory agreement (Proposal 4) and AGAINST TSLX’s director nominee by voting FOR the re-election of Tonia L. Pankopf (Proposal 1)!

TICC is committed to a distribution policy that delivers consistent returns to stockholders – and our track record demonstrates that we have delivered on this commitment. Since the beginning of 2009, TICC has delivered a Total Shareholder Return of 264%, outperforming both the S&P 500 and our peer group of externally-managed BDCs1.

_______________________

1 Externally-managed BDCs with more than $100MM in market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization

By voting AGAINST the termination of the investment advisory agreement (Proposal 4) and AGAINST TSLX’s director nominee you are taking a step to protect the current distribution policy and the value of your investment.

TICC’s distribution policy has generated attractive returns to our stockholders and the TICC Board and management team are committed to maintaining this. TSLX has publicly criticized TICC’s distribution policy, and wants to see TICC reduce distribution payments to TICC’s stockholders. This is a self-serving campaign by TSLX and is not in the best interests of stockholders. They are asking you to vote to terminate the existing Investment Advisory Agreement, which could result in TICC being left with NO investment advisor, NO management team and NO operational infrastructure. This could likely lead to a significant loss of value and income to the Company. Do not accept TSLX’s misleading arguments or make a decision based on a leap of faith.

TSLX has not been upfront about their end-game – TSLX has not clearly stated whether they want to take control of the management of TICC’s assets or what their nominee’s position is with respect to TICC’s distribution policy. The only way to ensure that TICC’s Board and Management can continue to provide stockholders with attractive total returns is by voting the WHITE card today and rejecting TSLX’s proposal to terminate the investment advisory agreement and its director nominee!

TICC’s distribution track record

TICC distributes 100% of its taxable income to shareholders and has historically made these distributions during or shortly after the period in which the earnings were generated, allowing its stockholders to anticipate and benefit from the Company’s earnings on a timely basis.

TICC’S CUMULATIVE DISTRIBUTIONS2

____________________________

2 From the start of the Company’s operations in 2003 through the year ending December 31, 2014 (the most recent period for which the Company has filed its tax returns), TICC made total distributions to shareholders of approximately $346.5 million, of which approximately $16.9 million represented a tax return of capital.

If you have already returned a gold proxy card, it is not too late to change your vote. Only your latest dated proxy card will be counted so you can vote the enclosed WHITE proxy card today. Please follow the instructions on your WHITE proxy card or return it in the postage-paid envelope that is provided. Electronic voting is available.

TICC’s Board and Management Team work to create value for you, our stockholders. TSLX, however, wants to take actions that could reduce TICC's quarterly distributions and destroy value for our stockholders. Avoid potential disruptions in our operations and distribution policy by voting FOR election of our nominee, Tonia Pankopf, and AGAINST the termination of the Investment Advisory Agreement on the WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT TO US. NO MATTER HOW MANY SHARES YOU OWN

PLEASE VOTE THE WHITE CARD TODAY!

If you have any questions or need assistance in voting your shares, please call our proxy advisor Alliance Advisors toll free at 855-601-2247

Thank you for your support.

Sincerely,

Steve Novak

Chairman of the Board of Directors, TICC Capital Corp.

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
TICC has filed a definitive proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”).  The Company has distributed the definitive proxy statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Annual Meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on July 12, 2016 (the “Schedule 14A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the Schedule 14A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Emily Deissler/Nikki Ritchie

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247